FOR IMMEDIATE RELEASE

OPAL Fuels Reports Second Quarter 2023 Results

WHITE PLAINS, N.Y. – (August 9, 2023) – OPAL Fuels Inc. (“OPAL Fuels” or the “Company”) (Nasdaq: OPAL), a leading vertically integrated producer and distributor of renewable natural gas (RNG) and renewable electricity, today announced financial and operating results for the three and six months ended June 30, 2023.

“We continue to execute on our strategic and operational goals,” said Co-CEO Adam Comora. “In our RNG Fuel segment, production was in-line with our forecasted volumes. We continue to progress on our growth plans - completing construction, and now finalizing the commissioning of, our Emerald project, beginning construction of our newest RNG facility in Polk County, Florida and advancing our development pipeline.”

Comora continued, “Of note in the second quarter, the EPA released the final Set Rule of the Renewable Fuel Standard, strongly supporting cellulosic biofuels and validating our vertically integrated business model which delivers renewable natural gas as a transportation fuel. This support resulted in higher compliance targets of D3 RINs that must be purchased by obligated parties and extended the targets through 2025. These three-year targets give the industry a strong investment signal by providing market visibility of D3 RIN demand that should lead to less volatile pricing as well as the ability to sell production forward for multiple years.”

“There is continued policy alignment for the development, production, and distribution of renewable natural gas that is produced by collecting and processing harmful methane gas and using it to displace fossil fuels. The EPA’s finalized Set Rule, last year’s Inflation Reduction Act and the potential for an eRIN pathway provide continued tailwinds for the industry and especially for OPAL Fuels,” said Co-CEO Jonathan Maurer.

“Our second quarter results benefited from higher RIN prices and improved Adjusted EBITDA margins in our Fuel Station Services segment. As a result, we believe we are well positioned heading into the second half of 2023.” said Maurer.

Financial Highlights

•Revenues for the three and six months ended June 30, 2023, were $55.0 million and $98.0 million, up 3% and down 4%, in the first half of the year compared to the same periods last year. As disclosed in previous reporting, revenue was affected by our decision to defer environmental credit sales until after the EPA’s Set Rule was finalized. We anticipate greater revenue recognition during the second half of the year based on improved RIN prices as we begin to monetize these deferred volumes of RINs.

•Net income for the three and six months ended June 30, 2023, was $114.1 million and $106.7 million compared to net loss of $0.3 million and $4.8 million in the same period last year. Excluding the one-time gain on deconsolidation of Emerald and Sapphire, our Adjusted Net loss1 for the three and six months ended June 30, 2023 was $7.8 million and $15.1 million, respectively.

•Basic net income per share attributable to Class A common shareholders for the three and six months ended June 30, 2023, was $0.66 and $0.60, respectively. Excluding the one-time gain on the deconsolidation of our Emerald and Sapphire projects, Adjusted basic and diluted net loss1 attributable to Class A common shareholders was $0.06 and $0.12 per share, respectively.

•Adjusted EBITDA1 for the three and six months ended June 30, 2023, was $21.4 million and $30.1 million, up 92% and 97% compared to the same periods last year.

•At June 30, 2023, we had 11.0 million RINs and 0.2 million LCFS credits unsold and pending certification valued at $34.4 million compared to 8.1 million RINs and 0.1 million LCFS credits valued at $17.7 million on March 31, 2023. The increase this quarter of $16.4 million is included in Adjusted EBITDA for the three months ended June 30, 2023.

•We expect our full year 2023 Adjusted EBITDA guidance to be within our prior $85.0 to $95.0 million range assuming current RIN pricing levels. We anticipate that production will be at or modestly below the low end of prior guidance given the delays at Emerald and Prince William.

Consistent with previous disclosures, to better align current period costs of RNG production with the value of unsold environmental credits and environmental attributes associated with RNG pending certification, we include in Adjusted EBITDA our RNG pending certification and unsold credit inventory for the current period marked at quarter-end index prices.
11 These are non-GAAP measures. A reconciliation of non-GAAP financial measures to comparable GAAP measures has been provided in the financial tables included in this press release. An explanation of these measures and how they are calculated are also included below under the heading “Non-GAAP Financial Measures."

Operational Highlights

•RNG produced was 0.6 million and 1.2 million MMBtu, for the three and six months ended June 30, 2023, an increase of 20% and 34% compared to the prior-year periods.

•RNG sold as transportation fuel was 11.0 million and 19.3 million GGEs, respectively, for the three and six months ended June 30, 2023, an increase of 53% and 45% compared to the prior-year periods.

•The Fuel Station Services segment sold, dispensed, and serviced an aggregate of 35.5 million and 67.9 million GGEs of transportation fuel for the three and six months ended June 30, 2023, an increase of 32% and 29% compared to the prior-year periods, respectively.

Construction Update

•The Polk County landfill RNG project, owned 100% by OPAL Fuels, started construction in June 2023 and we anticipate commercial operations beginning in the fourth quarter of 2024. This project represents approximately 1.1 million MMBtu of annual nameplate capacity.2,

•The Emerald RNG project completed construction and will be added to our in-operation portfolio in the third quarter as commissioning is completed. This project represents approximately 1.3 million MMBtu of OPAL Fuels' 50% ownership share of annual nameplate capacity.3

•The Prince William RNG project is expected to commence commercial operations in the first quarter of 2024. This project represents approximately 1.7 million MMBtu of annual nameplate capacity which is owned 100% by OPAL Fuels.3

•The Sapphire RNG project is expected to commence commercial operations in the first half of 2024. This project represents approximately 800,000 MMBtu for OPAL Fuels’ 50% ownership share of annual nameplate capacity.3

•We have moved our Northeast landfill RNG conversion project back to our Advanced Development Pipeline.4 It is being considered as a landfill gas to electric project. This project represents approximately 0.3 million MMBtu of annual nameplate capacity.

•OPAL Fuels’ updated share of annual nameplate capacity for our six projects in construction is approximately 5.4 million MMBtu.
____________________________

2 Nameplate capacity is the annual design output for each facility and may not reflect actual production from the projects, which depends on many variables including, but not limited to, quantity and quality of the biogas, operational up-time of the facility, and actual productivity of the facility.

3 Represents OPAL Fuels' proportional share with respect to RNG projects owned with joint venture partners.

4 The Company's Advanced Development Pipeline ("ADP") comprises projects that have been qualified and are reasonably expected to be in construction within the next twelve to eighteen months. The MMBtu associated with these projects is presented as anticipated nameplate capacity. Anticipated nameplate capacity is the Company’s currently anticipated annual design output for each facility and may not reflect actual production from the projects, which depends on many variables including, but not limited to, quantity and quality of the biogas, operational up-time of the facility, and actual productivity of the facility.

Development Update

•We remain on track to place at least 2.0 million MMBtu of RNG projects (representing OPAL Fuels’ proportional ownership) into construction in 2023.

•Our Advanced Development Pipeline comprises of 8.1 million MMBtu of feedstock biogas per year, adjusted for Polk moving to our In-Construction portfolio and our Northeast landfill project moving to our Advanced Development Pipeline.
____________
RIN and LCFS Inventory Summary

Environmental Attributes for this table include unsold credits and associated credits for gas produced pending certification. The unaudited table below shows the impact to Adjusted EBITDA net of royalties, dispensing fees, and other associated costs assuming the unsold credits and environmental attributes associated with gas produced pending certification had been sold during the respective periods. The ultimate value realized will depend on the price at the time of sale which may be lower or higher than the quarter end price.

(in thousands of units)	March 31, 2023		June 30, 2023
Environmental Attributes	RINs	LCFSs	RINs	LCFSs
Beginning balance	3,428	111	8,074	126

Add: produced during the period	8,038	21	8,669	36
Less: sold during the period	(3,392)	(6)	(5,719)	(8)
Net change in the period	4,646	15	2,950	28

Ending balance	8,074	126	11,024	154

Market price at the end of quarter	$1.95	$70.00	$2.80	$76.00
Total Value (RINs and LCFSs)	$17,690	$—	$34,053	$—
Adjusted EBITDA impact	$10,263	$—	$16,363	$—

Results of Operations

($ thousands of dollars)	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
	2023	2022	2023	2022
Revenue
RNG Fuel	$16,431	$16,459	$28,625	$31,508
Fuel Station Services	29,956	26,730	50,784	51,604
Renewable Power	8,655	10,028	18,590	19,152
Total Revenue	$55,042	$53,217	$97,999	$102,264

Net income (loss)	$114,050	$(342)	$106,704	$(4,809)

Adjusted EBITDA
RNG Fuel	$23,124	$16,377	$37,764	$18,867
Fuel Station Services	7,707	(2,960)	10,580	2,267
Renewable Power	2,905	4,722	4,972	7,129
Corporate	(12,292)	(6,989)	(23,215)	(12,955)
Consolidated Adjusted EBITDA	$21,444	$11,150	$30,101	$15,308

RNG Fuel volume produced (Million MMBtus)	0.6	0.5	1.2	0.9
RNG Fuel volume sold (Million GGEs)	11.0	7.2	19.3	13.3
Total volume delivered (Million GGEs)	35.5	26.9	67.9	52.5

Revenues for the three and six months ended June 30, 2023, were $55.0 million and $98.0 million, respectively, up 3% compared to the prior year quarter and down 4% compared to the six months ended June 30, 2022. Revenues were impacted by the Company’s decision to defer RIN sales at lower market prices prior to the release of EPA's Set Rule and updated RVO.

Net income for the three and six months ended June 30, 2023, was $114.1 million and $106.7 million compared to net loss of $0.3 million and $4.8 million in the prior-year periods. Net income for the second quarter of 2023 was impacted by the one-time gain of $122.9 million recorded on the deconsolidation of the Emerald and Sapphire RNG projects.

Adjusted EBITDA for the three and six months ended June 30, 2023, was $21.4 million and $30.1 million compared to $11.2 million and $15.3 million in the prior-year periods. The primary driver for the increase in Adjusted EBITDA is the improved performance in RNG Fuels and Fuel Station Services segments, which was offset by lower Renewable Power segment performance and higher general and administrative costs in the Corporate segment.

RNG Pending Certification and Unsold Environmental Credits

At June 30, 2023, the Company had unsold environmental credits and had produced RNG that was pending certification which, together represent approximately 11.0 million RINs and 0.2 million LCFS credits. Using quarter end prices of $2.80/gallon for D3 RINs and $76.00 for LCFS, the combined value of these Environmental Attributes is approximately $34 million.

Under generally accepted accounting principles (“GAAP”), the timing of revenue recognition for stand-alone RIN and LCFS sales contracts is tied to the delivery of the RIN and LCFS credits to our counterparties and not the production of the RIN and LCFS. To better align timing of revenues to when costs are recognized for the production of RNG in a current period, we also illustrate the value of that RNG and environmental credits held in inventory and pending certification as an adjustment to EBITDA in that period. For the second quarter of 2023, based on market prices as of June 30, 20235, Adjusted EBITDA includes an aggregate of $16.4 million that is anticipated to be generated from sales of RNG pending certification and unsold environmental credits.

Segment Revenues

RNG Fuel
Revenue from RNG Fuel was $16.4 million, for the three months ended June 30, 2023, flat compared to the three months ended June 30, 2022.

Revenue from RNG Fuel was $28.6 million, a decrease of $2.9 million, or 9%, for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. The decrease is primarily due to lower sales volume as the Company elected to defer sales of credits in the period along with lower pricing attained for environmental credits actually sold. Additionally, there was a decrease in brown gas revenues due to lower market pricing.
Fuel Station Services
Revenue from Fuel Station Services was $30.0 million an increase of $3.2 million, or 12%, for the second quarter of 2023 compared to the three months ended June 30, 2022. This is primarily due to increase in construction revenues, RINs, LCFS and brown gas sales.

Revenue from Fuel Station Services was $50.8 million, a decrease of $0.8 million, or 2%, for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. This decrease was primarily attributable to the timing of work completed on fuel station construction projects and the effect of OPAL Fuels’ decision to hold back environmental credit sales. At June 30, 2023, the Company had a backlog of third-party construction contracts with related revenue of $43.1 million, which is anticipated to be recognized over the next 12 months as construction is completed.

________________________

5 Using quarter end pricing of $2.80/gallon for D3 RINs and $76.0 per LCFS credits.

Renewable Power
Revenue from Renewable Power was $8.7 million, $1.4 million lower for the three months ended June 30, 2023, compared to the second quarter 2022. This was primarily due to the end of life shutdown of one of our Renewable Power facilities in September 2022.

Revenue from Renewable Power was $18.6 million, $0.6 million lower for the six months ended June 30, 2023, compared to the prior year period. This was primarily due to the end of life shutdown of one of our Renewable Power facilities in September 2022.

Liquidity

As of June 30, 2023, liquidity was $44.1 million, consisting of Cash and cash equivalents of $27.1 million including Restricted cash of $5.5 million and $17.0 million in short-term investments maturing within 90 days. This compares to $181 million at March 31, 2023, consisting of $39.8 million of Cash and cash equivalents, including restricted cash of $6.6 million, $37 million in short-term investments, and availability of $105 million under a senior secured term loan facility. The primary driver of this reduction is attributed to the assignment of the term loan facility to Paragon as part of the deconsolidation6 of the Emerald and Sapphire projects. This also reflects a reduction of $11.9 million of cash that is now excluded from consolidated Cash and cash equivalents as a result of the deconsolidation.

Note, both the cash that was deconsolidated and the available funds under the facility remain available for these projects. Paragon was assigned the existing senior credit facility related to these projects with a two-year delayed term and maximum principal amount of $85.0 million and a debt reserve facility up to $10.0 million. There was no debt outstanding at the date of the assignment.

We believe that our liquidity, anticipated cash flows from operations, including the value of our unsold environmental credits, the value of environmental attributes associated with RNG pending certification, and our access to expected sources of capital will be sufficient to meet our existing funding needs. We continue to pursue additional funding for our Advanced Development Pipeline and streamlining our capital structure to include financing higher up in the capital structure and less financing on an individual project basis.

_____________________________________________
6 In June, we disclosed the formation of Paragon RNG LLC, a company owned 50/50 between OPAL Fuels and GFL Environmental, which resulted in the deconsolidation of our Emerald and Sapphire RNG projects.

Capital Expenditures

During the six months ended June 30, 2023, OPAL Fuels invested $72.0 million across RNG projects in construction and OPAL Fuels owned fueling stations in construction as compared to $54.5 million as of the comparable period in 2022.

Earnings Call

A webcast to review OPAL Fuels’ Second Quarter 2023 results is being held tomorrow, August 10, 2023 at 11:00AM Eastern Time.

Materials to be discussed in the webcast will be available before the call on the Company's website.

Participants may access the call at https://edge.media-server.com/mmc/p/n7t8g8zs. Investors can also listen to a webcast of the presentation on the company’s Investor Relations website at https://investors.opalfuels.com/news-events/events-presentations.

Glossary of terms

“Environmental Attributes” refer to federal, state, and local government incentives in the United States, provided in the form of Renewable Identification Numbers, Renewable Energy Credits, Low Carbon Fuel Standard credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects that promote the use of renewable energy.

“GGE” refers to Gasoline gallon equivalent. The conversion ratio is 1MMBtu of natural gas equal to 7.74 GGE.

“LFG” refers to landfill gas.

“MMBtu” refers to British thermal units.

“Renewable Power” refers to electricity generated from renewable sources.

“RNG” refers to renewable natural gas.

“D3” refers to cellulosic biofuel with a 60% GHG reduction requirement.

“RIN” refers to Renewal Identification Numbers.

“EPA” refers to Environmental Protection Agency.

About OPAL Fuels Inc.
OPAL Fuels Inc. (Nasdaq: OPAL) is a leading vertically integrated producer and distributor of renewable electricity and renewable natural gas (RNG), a proven low-carbon energy source that is rapidly decarbonizing multiple sectors including the transportation and utility industries. OPAL Fuels delivers complete renewable solutions to customers and production partners. With a portfolio of 24 operating renewable fuel and renewable power projects, OPAL Fuels is positioned to advance the clean energy transition in support of renewable fuel for transportation, for utilities, for powering EV charging infrastructure, and by offering hydrogen fuel solutions. To learn more about OPAL Fuels and how it is leading the effort to capture North America’s harmful methane emissions and decarbonize the economy, please visit www.opalfuels.com.

# # #

Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or OPAL Fuels’ (the “Company”) future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company's annual report on Form 10K filed on March 29, 2023, and other filings the Company makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact information

Investors
Todd Firestone
Vice President Investor Relations & Corporate Development
914-705-4001
investors@opalfuels.com

Media
Jason Stewart
Senior Director Public Relations & Marketing
914-421-5336
jstewart@opalfuels.com

ICR, Inc.
OPALFuelsPR@icrinc.com

OPAL FUELS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)
(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents (includes $906 and $12,506 at June 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	$21,595	$40,394
Accounts receivable, net (includes $846 and $966 at June 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	26,821	31,083
Accounts receivable, related party	—	12,421
Restricted cash - current (includes $228 and $6,971 at June 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	228	32,402
Short term investments	16,955	64,976
Fuel tax credits receivable	3,213	4,144
Contract assets	12,513	9,771
Parts inventory	10,631	7,311
Environmental credits held for sale (includes $29 and $0 at June 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	4,184	1,674
Prepaid expense and other current assets (includes $186 and $415 at June 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	4,485	7,625
Derivative financial assets, current portion	365	182
Total current assets	100,990	211,983
Capital spares	3,056	3,443
Property, plant, and equipment, net (includes $27,043 and $73,140 at June 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	288,427	297,323
Operating right-of-use assets	11,441	11,744
Investment in other entities	202,409	51,765
Note receivable - variable fee component	2,101	1,942
Derivative financial assets, non-current portion	267	954
Deferred financing costs	—	3,013
Other long-term assets	1,489	1,489
Intangible assets, net	1,854	2,167
Restricted cash - non-current (includes $2,790 and $2,923 at June 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	5,303	4,425
Goodwill	54,608	54,608
Total assets	$671,945	$644,856
Liabilities and Equity
Current liabilities:
Accounts payable (includes $384 and $4,896 at June 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	16,411	22,679
Accounts payable, related party (includes $1,108 and $433 at June 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	790	1,346
Fuel tax credits payable	2,624	3,320
Accrued payroll	7,107	8,979

Accrued capital expenses (includes $0 and $7,821 at June 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	8,864	11,922
Accrued expenses and other current liabilities (includes $272 and $646 at June 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	12,698	9,573
Contract liabilities	6,220	8,013
Senior Secured Credit Facility - term loan, current portion, net of debt issuance costs	—	15,250
Senior Secured Credit Facility - working capital facility, current portion	—	7,500
OPAL Term Loan, current portion	27,732	27,732
Sunoma Loan, current portion (includes $1,169 and $380 at June 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	1,169	380
Convertible Note Payable	29,671	28,528
Municipality Loan	—	76
Derivative financial liability, current portion	—	4,596
Operating lease liabilities - current portion	681	630
Other current liabilities	—	1,085
Asset retirement obligation, current portion	1,296	1,296
Total current liabilities	115,263	152,905
Asset retirement obligation, non-current portion	5,165	4,960
OPAL Term Loan	63,210	66,600
Sunoma Loan, net of debt issuance costs (includes $20,948 and $21,712 at June 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	20,948	21,712
Operating lease liabilities - non-current portion	10,924	11,245
Earn out liabilities	4,153	8,790
Other long-term liabilities	856	825
Total liabilities	220,519	267,037
Commitments and contingencies
Redeemable preferred non-controlling interests	143,754	138,142
Redeemable non-controlling interests	1,068,274	1,013,833
Stockholders' deficit
Class A common stock, $0.0001 par value, 340,000,000 shares authorized as of June 30, 2023; 29,330,115 and 29,477,766 shares, issued and outstanding at June 30, 2023 and December 31, 2022, respectively	3	3
Class B common stock, $0.0001 par value, 160,000,000 shares authorized as of June 30, 2023; None issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Class C common stock, $0.0001 par value, 160,000,000 shares authorized as of June 30, 2023; None issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Class D common stock, $0.0001 par value, 160,000,000 shares authorized as of June 30, 2023; 144,399,037 and 144,399,037 shares issued and outstanding at June 30, 2023 and December 31, 2022	14	14
Additional paid-in capital	—	—
Accumulated deficit	(749,912)	(800,813)
Accumulated other comprehensive income	4	195
Class A common stock in treasury, at cost; 1,635,783 and 0 shares at June 30, 2023 and December 31, 2022, respectively	(11,614)	—
Total Stockholders' deficit attributable to the Company	(761,505)	(800,601)
Non-redeemable non-controlling interests	903	26,445
Total Stockholders' deficit	(760,602)	(774,156)
Total liabilities, Redeemable preferred non-controlling interests, Redeemable non-controlling interests and Stockholders' deficit	$671,945	$644,856

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except per unit data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
RNG fuel (includes revenues from related party of $9,412 and $12,765 for the three months ended June 30, 2023 and 2022, respectively; $14,127 and $20,845 for the six months ended June 30, 2023 and 2022, respectively)	$16,431	$16,459	$28,625	$31,508
Fuel station services (includes revenues from related party of $2,440 and $4,027 for the three months ended June 30, 2023 and 2022, respectively; $3,933 and $8,843 for the six months ended June 30, 2023 and 2022, respectively)	29,956	26,730	50,784	51,604
Renewable Power (includes revenues from related party of $1,747 and $1,243 for the three months ended June 30, 2023 and 2022, respectively; $3,274 and $2,269, for the six months ended June 30, 2023 and 2022, respectively)	8,655	10,028	18,590	19,152
Total revenues	55,042	53,217	97,999	102,264
Operating expenses:
Cost of sales - RNG fuel	7,884	8,457	15,407	16,171
Cost of sales - Fuel station services	27,476	23,630	47,768	43,293
Cost of sales - Renewable Power	8,761	7,540	17,139	15,948
Selling, general, and administrative	13,663	7,955	28,135	18,810
Depreciation, amortization, and accretion	3,628	3,325	7,195	6,721
Total expenses	61,412	50,907	115,644	100,943
Operating (loss) income	(6,370)	2,310	(17,645)	1,321
Other (expense) income:
Interest and financing expense, net	(956)	(3,365)	(1,597)	(6,422)
Loss on debt extinguishment	(1,895)	—	(1,895)	—
Change in fair value of derivative instruments, net	1,160	92	5,093	328
Other income	123,109	—	123,041	—
(Loss) income from equity method investments	(998)	621	(293)	(36)
Income (loss) before provision for income taxes	114,050	(342)	106,704	(4,809)
Provision for income taxes	—	—	—	—
Net income (loss)	114,050	(342)	106,704	(4,809)
Net income (loss) attributable to redeemable non-controlling interests	93,460	(1,803)	85,227	(6,745)
Net loss attributable to non-redeemable non-controlling interests	(183)	(257)	(480)	(499)
Paid-in-kind preferred dividends	2,849	1,718	5,612	2,435
Net income attributable to Class A common stockholders	$17,924	$—	$16,345	$—

Weighted average shares outstanding of Class A common stock:
Basic	26,977,682	—	27,179,488	—
Diluted	27,248,639	—	27,556,700	—
Per share amounts:
Basic	$0.66	$—	$0.60	$—
Diluted	$0.66	$—	$0.59	$—

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2023	2022
Net cash provided by (used in) from operating activities	$7,786	$(9,275)
Net cash used in from investing activities	(28,180)	(54,461)
Net cash (used in) provided by from financing activities	(29,701)	121,961
Net (decrease) increase in cash, restricted cash, and cash equivalents	$(50,095)	$58,225

Non-GAAP Financial Measures (Unaudited)
This release includes various financial measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. We believe these measures provide important supplemental information to investors to use in evaluating ongoing operating results. We use these measures, together with accounting principles generally accepted in the United States (“GAAP” or “U.S. GAAP”), for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations, that when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide give a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. These Non-GAAP financial measures are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income or any other GAAP measure as indicators of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.

Adjusted net loss and Basic and Diluted adjusted net income (loss) per share

Adjusted net income and Basic and diluted adjusted net loss per share, respectively, represent Net income as adjusted to exclude one-time non-cash gain on deconsolidation of variable interest entities ("VIEs") and amortization of basis differences in equity method investments. The Company believes that the gain on deconsolidation of VIEs is not representative of our normal business operations and we believe that Adjusted net income and Adjusted net loss per share are more useful to the analysts and investors in comparing the results of operations and operational trends between periods. Our Adjusted net income (loss) and Adjusted net income (loss) per share should not be considered alternative to net income (loss), operating income (loss), cash flows provided (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. Our Adjusted net income (loss) and Adjusted net income (loss) per share may not be comparable to similarly titled measures of other companies.

The following table presents the reconciliation of our Net income to Adjusted net income

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$114,050	$(342)	$106,704	$(4,809)
Adjustments to reconcile net income to Adjusted net income:
Gain on deconsolidation of VIEs	(122,873)	—	(122,873)	—
Amortization of basis difference in equity method investments	1,058	—	1,058	—
Adjusted net loss	(7,765)	(342)	(15,111)	(4,809)
Adjusted net loss attributable to redeemable non-controlling interests	(8,752)	(1,803)	(16,985)	(6,745)
Net loss attributable to non-redeemable non-controlling interests	(183)	(257)	(480)	(499)
Paid-in-kind preferred dividends	2,849	1,718	5,612	2,435
Adjusted net loss attributable to Class A common stockholders	$(1,679)	$—	$(3,258)	$—
Weighted average shares outstanding of Class A common stock:
Basic	26,977,682	—	27,179,488	—
Diluted	26,977,682	—	27,179,488	—
Per share amounts:
Basic	$(0.06)	—	$(0.12)	—
Diluted	$(0.06)	—	$(0.12)	—

Adjusted EBITDA

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses a non-GAAP financial measure that it calls adjusted EBITDA (“Adjusted EBITDA”). This non-GAAP measure adjusts net income for realized and unrealized gain on interest rate swaps, net loss attributable to non-redeemable non-controlling interests, transaction costs and one-time non-recurring charges, non-cash charges, gain on deconsolidation of VIEs, amortization of basis differences in equity method investments, major maintenance for Renewable Power, unrealized loss (gain) for derivative instruments, environmental credits associated with renewable biogas that has been produced and is in storage pending completion of certification of the relevant Environmental Attribute pathway(s) and Environmental Credits at quarter end market prices attributable to renewable biogas produced in the period but not yet sold or delivered. Management believes this non-GAAP measure provides meaningful supplemental information about the Company’s performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; (3) the measure better aligns revenues with expenses; and (4) the measure is used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to GAAP net income or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

The following tables presents the reconciliation of our Net income (loss) to Adjusted EBITDA:

Reconciliation of GAAP Net income to Adjusted EBITDA
For the Three and Six Months Ended June 30, 2023 and 2022
(In thousands of dollars)

	Three Months Ended June 30, 2023					Six Months Ended June 30, 2023
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$6,293	$1,858	$(741)	$106,640	$114,050	$8,175	$1,899	$(1,644)	$98,274	$106,704

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	718	(83)	(6)	327	956	1,373	(93)	258	59	1,597
Loss on debt extinguishment (2)	—	—	—	1,895	1,895	—	—	—	1,895	1,895
Net loss attributable to non-redeemable non-controlling interests	183	—	—	—	183	480	—	—	—	480
Depreciation, amortization and accretion (3)	3,118	848	1,449	11	5,426	4,537	1,638	2,901	27	9,103
Loss on warrant exchange	—	—	—	—	—	—	—	—	338	338
Unrealized (gain) loss on derivative instruments (4)	—	—	160	(211)	(51)	—	—	(762)	(4144)	(4,906)
Non-cash charges (5)	—	—	—	1893	1,893	—	—	—	2958	2,958
One-time non-recurring charges (6)	959	457	—	26	1,442	2,744	949	—	251	3,944
Major maintenance for Renewable Power	—	—	2,154	—	2,154	—	—	4,230	—	4,230
Gain on deconsolidation of VIEs	—	—	—	(122,873)	(122,873)	—	—	—	(122,873)	(122,873)
RNG Pending Certification and Unsold Environmental Credits (7)	11,853	4,627	(111)	—	16,369	20,455	6,187	(11)	—	26,631
Adjusted EBITDA	$23,124	$7,707	$2,905	$(12,292)	$21,444	$37,764	$10,580	$4,972	$(23,215)	$30,101

	Three Months Ended June 30, 2022					Six Months Ended June 30, 2022
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$14,809	$(3,605)	$(91)	$(11,455)	$(342)	$16,070	$950	$(2,169)	$(19,660)	$(4,809)

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	(37)	8	1,202	2,192	3,365	51	14	2,119	4,238	6,422
Net loss attributable to non-redeemable non-controlling interests	257	—	—	—	257	499	—	—	—	499
Depreciation, amortization and accretion (3)	1,348	637	1,309	31	3,325	2,247	1,303	3,107	64	6,721
Unrealized (gain) loss on derivative instruments (4)	—	—	1050	—	1,050	—	—	1264	—	1,264
Non-cash charges (5)	—	—	—	567	567	—	—	—	727	727
One-time non-recurring charges (6)	—	—	—	1,676	1,676	—	—	—	1,676	1,676
Major maintenance for Renewable Power	—	—	1,252	—	1,252	—	—	2,808	—	2,808
Adjusted EBITDA	$16,377	$(2,960)	$4,722	$(6,989)	$11,150	$18,867	$2,267	$7,129	$(12,955)	$15,308

(1) Net income (loss) by segment is included in our quarterly report on Form 10 Q. Net loss for RNG Fuel includes our portion of net loss on our equity method investments.

(2) Loss on debt extinguishment relates to assignment of our senior secured credit facility to Paragon. There was no debt outstanding on the date of assignment.

(3) Includes depreciation, amortization and accretion on equity method investments.

(4) Unrealized loss on derivative instruments includes change in fair value of interest rate swaps, commodity swaps, earnout liabilities and put option on a forward purchase agreement.

(5) Non-cash charges include stock-based compensation expense, certain expenses included in selling, general and administrative expenses relating to employee benefit accruals, inventory write down charges included in cost of sales - RNG fuel and loss on disposal of assets.

(6) One-time non-recurring charges include certain expenses related to development expenses on our RNG facilities such as lease expenses and virtual pipe line costs, incurred during construction phase that could not be capitalized per GAAP and fees paid in connection with warrant exchange for the three and six months ended June 30, 2023. One-time non-recurring charges includes one time transaction costs relating to the Business Combination for the three and six months ended June 30, 2022.

(7) Represents RNG pending certification and unsold environmental credits for the three and six months ended June 30, 2023. Adjusted EBITDA for the three and six months ended June 30, 2022, did not include such adjustments.